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                                                                    EXHIBIT 23.2

[THE FOLLOWING CONSENT IS IN THE FORM THAT WILL BE SIGNED UPON EFFECTIVENESS OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART]

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

QK HEALTHCARE, INC.
RONKONKOMA, NEW YORK

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1 No. 333-88769) of our report dated December 14, 2000, except for the reorganization discussed in Note 1(a) which is as of
               , 2001, relating to the financial statements of QK Healthcare, Inc., which is contained in that Prospectus, and of our report dated December 5, 2000, relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          BDO SEIDMAN, LLP


New York, New York

March 2, 2001